10.6

Agreement Amending and Extending term of Lease dated October 1, 2003 between Bourque Printing DBA, Upton Printing and M. Field Gomila Et. Al..

COMMERCIAL GROSS LEASE

Standard Form of Leo Fellman & Co.

Parties:1. M. Feild Gomila Et Al________________________________ (hereinafter referred to, whether one or more, as “Lessor”) hereby leases to Bourque Printing DBA, Upton Printing
____________________________________________________________ (hereinafter referred to, whether one or more, as “Lessee”), the following described property:

Leased Premises: The two, one-story buildings known as 740 and 746 Carondelet Street between Girod and Julia Streets, New Orleans, Louisiana 70130

In Solido Liability: 2. If the above described property is leased to more than one party, the obligations of all such parties hereunder, as Lessee, shall be in solido.

Term 3. This lease is for a term of Sixty (60) Months commencing on October 1, 2003, and ending on September 30, 2008.

Rental and Place of Payment 4. The monthly rental under this lease shall be $5,825.00 a month for the period of October 1, 2003 thru September 30, 2004 and then adjusted annually in accordance with Consumer Price Index for October 1, 2003 being the base year ($5,825.00 )

payable in advance. Rent for the first full calendar month of the term of this lease, plus the rent for any fractional month preceding such first calendar month, shall be payable on the signing of this Lease by Lessee and rent for subsequent months shall be payable on the first day of October 1, 2003 and on the first day of each calendar month thereafter; except that if this is a renewal lease, rent shall be payable on the date of the beginning of this lease on the same day of each month thereafter. All payments of rent shall be made to Leo Fellman & Co. at 720 Carondelet Street, New Orleans, Louisiana 70130, but Lessor may from time to time, with the written consent of Leo Fellman & Co, designate other persons and places for payment of rent by notice to lessee. If Lessee fails to pay the monthly rent provided above within seven (7) days after it is due, Lessee shall pay to Leo Fellman & Co. a late charge equal to 2% of such monthly rent, which shall be retained by Leo Fellman & Co. as part of its compensation, and shall be considered a form of rent.

Utility Charges 5. Lessee shall promptly pay all charges for gas, electricity, water and other utilities consumed on or furnished to the leased premises, including those used for air conditioning and heating purposes, and shall pay for water sprinkler service charge, if any. If lessee fails to pay any charges contemplated in this section, lessor may, at its sole option, pay same, which shall be considered a form of rent.

Use of Premises 6. The leased premises shall be used only for the following purposes: Printing. The leased premises shall not be used for any unlawful purpose or in any manner that may damage or depreciate the same.

Repairs 7. The leased premises and all appurtenances contained therein, including, but not limited to, locks, keys, glass, elevator (if any), plumbing, automatic sprinkler system (if any), heating equipment and air conditioning equipment (if any), are accepted by Lessee in their present condition, including any vices or defects, latent or otherwise, that may now exist or hereafter arise in the leased premises, except as to such repairs or improvements as this lease requires Lessor to make. Lessor shall maintain the roof of the leased premises in good order and repair, but shall not be required to make any other repairs or replacements whatsoever to the leased premises, except those rendered necessary by fire or other perils which would be covered by fire and extended coverage insurance. Lessee shall, at Lessee’s expense and within a reasonable period of time, make any and all repairs and replacements of whatsoever nature or character that may become necessary to the leased premises during the term of this lease other than those hereinabove required to be made by Lessor. At the termination of this lease, Lessee shall return the leased premises to Lessor, in like order and condition as received, broom clean and free from trash, ordinary decay, wear and tear excepted, and shall deliver the keys to the leased premises to Lessor or Leo Fellman & Co.

Responsibility for Damages, Injuries or Losses 8. Lessor shall not be responsible for damage to property or injury to person or other losses or damages caused by or resulting from leaks in the roof of the leased premises, unless Lessor fails to take steps toward repairing such leaks, within a reasonable period of time after being notified thereof by Lessee. Should Lessee fail to so notify Lessor promptly, Lessee shall be responsible for damages or losses resulting to Lessor or third parties. Nor shall Lessor be responsible for or Losses damage to property or injury to person or other losses or damages caused by or resulting from vices or defects, latent or otherwise, that may now exist or hereafter arise in the leased premises, or caused by or resulting from disrepair damage or conditions necessitating repairs or replacements required herein to be made by Lessee.

Delayed 9. Should Lessor be delayed in delivering possession of the leased premises to Lessee on the commencement date Possession of this lease, because of any delay of existing occupants to vacate or because of the construction of improvements or the making of repairs required by this lease to be made by Lessor not having been completed or because of any other reason, not due to the design of Lessor, this lease shall not be affected thereby and Lessee shall not be entitled to any damages for such delay, except that Lessee shall be allowed a remission of rent for the period prior to delivery of possession, in which case the termination date of this lease shall remain unchanged.

Delay in Making Repairs 10. If this lease requires Lessor to make improvements or repairs to the leased premises and Lessor deems it impracticable to do so prior to the commencement date of this lease, Lessee agrees that Lessor may make such improvements or repairs after possession is delivered to Lessee, in a manner such as not to unreasonably interfere with the operation of Lessee’s business, in which case there shall be no reduction or remission of tent.

Alterations or Additions by Lessee 11. Lessee shall not make any alterations or additions to the leased premises without obtaining Lessor’s prior written additions consent, but any and all alterations, additions or other improvements made by Lessee, with or without the consent of Lessee Lessor, regardless of how attached (except movable trade fixtures), shall immediately become and remain the property of Lessor, without compensation therefore to Lessee, provided Lessor shall have the right to require that Lessee, prior to the termination of this lease, remove any or all such alteration, additions or improvements and restore the leased premises to their condition at the time of the commencement of this lease.

Switch Tracks 12. If any switchtracks serve the leased premises, any and all costs for the care, repair and maintenance thereof and franchise charges therefore shall be paid by N/A

13.     Lessee shall comply with all requirements of State, Municipal, Federal and other public authorities, relating to the leased premises and the use and occupancy thereof.

14.     Lessee assumes full responsibility for the condition of the leased premises and agrees to hold Lessor harmless from any and all liability for injury to persons or damage to property or other losses or damages caused by or resulting from any accident or other occurrence in, on or about the leased premises.

Liability and Plate Glass Insurance 15. Lessee shall provide and maintain, for the mutual benefit of Lessee and Lessor, liability insurance against claims and Plate (1) for bodily injury, or death resulting therefrom, occurring on the leased premises, in the amount of $300,000.00 as to Glass any one occurrence, and (2) for property damage in the amount of $50,000.00 as to any one occurrence on the leased premises. Leo Fellrnan & Co. shall be named as an insured in the policies evidencing such insurance and a certificate of insurance shall be delivered to Leo Fellman & Co. promptly upon the execution of this lease. Lessee shall also provide and maintain plate glass insurance in an amount adequate to cover any and all plate glass forming a part of the leased premises. All of said insurance shall be carried with responsible insurance companies authorized to transact business in the State of Louisiana and Lessee shall deliver to Lessor evidence of such insurance, upon request. Said insurance shall not be cancelled or materially altered by Lessee, without thirty (30) days’ prior written notice to Lessor and Leo Fellman & Co.

Acts of Lessee Affecting Insurance 16. If the rate of fire or other casualty insurance covering the leased premises is increased due to acts of Lessee, Lessee shall pay to Lessor the increased cost of such insurance. Lessee will not do or cause or suffer to be done any act Affecting or thing whereby the policy or policies of fire or other casualty insurance covering the leased premises shall become void or suspended. Should Lessee’s occupancy cause Lessor to be unable to obtain fire or other casualty insurance covering the leased premises, Lessor shall have the right to terminate this lease upon giving Lessee not less than ten (10) days prior written notice. Lessee agrees to notify Lessor at any time the leased premises will become unoccupied, so that Lessor may obtain necessary vacancy permits from Lessor’s insurers.

Signs by Lessee 17. Lessee shall have the right to erect and maintain signs advertising Lessee’s business on the interior and exterior Lessee of the leased premises, provided that the exterior signs shall be approved in writing by Lessor as to size, design and location and shall be erected and maintained in accordance with the rules and regulations of the properly constituted authorities. Lessee shall remove all signs placed on the interior and exterior of the leased premises at the expiration of this lease and shall repair any damage to the leased premises caused by the erection, maintenance or removal of such signs.

Right of Entry by Lessor For Sale and For Rent Signs; Inspection by Prospect 18. Lessor shall have the right to enter the leased premises at all reasonable times for the purpose of inspecting the same and for the purpose of making repairs required to be made by Lessor or which Lessor may desire to make.

19.     Lessor shall have the right to place the usual “For Sale” and “By Auction” signs on the leased premises at any and For time during the entire term of this lease and the usual “For Rent” signs on the leased premises during the last six (6) Rent Signs; months of the term of this lease. Lessee agrees to allow persons authorized by Lessor to inspect the leased premises during the entire term of this lease with the view of purchasing the same and during the last six (6) months of the term of by this lease with the view of renting the same, such inspections to be at reasonable hours. If Lessee is absent from the leased premises, Lessor shall be notified prior thereto where the keys may be obtained so that the leased premises may be shown to prospective purchasers of tenants in accordance with the foregoing. In the event of failure of Lessee to comply with any of the provisions of this paragraph, Lessor shall have the option either to consider this lease automatically extended for a period of one year, upon giving notice to that effect to Lessee, or to hold Lessee responsible for any losses suffered by such failure.

Surrender of Possession 20. Upon expiration or termination of this lease, Lessee shall surrender possession of the leased premises of immediately to Lessor and if Lessee fails to do so, Lessee shall be liable for any and all losses or damages suffered by Lessor, who shall have the right, but shall not required, to claim as such losses or damages an amount equal to five (5) times the rent per day for each day during which Lessee fails to so surrender possession of the leased premises. If Lessor allows Lessee to remain in the leased premises after expiration or termination of this lease, doing so shall not be construed as a reconduction of this lease.

Subleasing or Assignment 21. Lessee shall not have the right to sublease the leased premises, in whole or in part, or to assign this lease or of grant use of the leased premises to others, without the prior written consent of Lessor and any such sublease shall contain all the provisions of this lease to the extent applicable. Any such subleasing or assignment shall be handled by Leo Fellman & Co. and Lessee shall pay to Leo Fellman & Co. for such handling, at Lessee’s options, either (a) a cash commission in the amount of 6% of the gross tents payable during the entire term of such sublease or the remaining term of such assigned lease on tents up to $100,000.00 and 4% on rents in excess of $100,000.00, which commission shall be paid in full upon execution of such sublease or assignment, plus a commission of like amount on any percentage rents due under such sublease or assigned lease (such figure of $100,000.00 to apply to the aggregate of all rents), to be paid when such percentage rents become due, or (b) a commission of 8% of the gross rents payable during the entire term of such a sublease or the remaining term of such assigned lease, including any percentage, rents payable thereunder, such commission to be paid if, as and when such rents are actually collected, in which case such rents shall be collected by Leo Fellman & Co.

22.     No auction sales, or other sales not in the ordinary course of Lessee’s business, shall be conducted on the leased premises, without the prior written consent of Lessor.

Damage by Fire, etc. 23. If the leased premises are destroyed, or damaged to an extent so as to render them wholly unfit for the purposes for which they are leased, by fire or other perils which would be covered by fire and extended coverage insurance, this lease shall automatically terminate, provide such destruction or damage is not caused by the neglect or design of Lessee. If, however, the leased premises are damaged by fire or such other perils and can be repaired within one hundred twenty (120) days after the date of such fire or other casualty caused by such other perils, this lease shall not terminate and Lessor shall give notice to Lessee, within thirty (30) days after such fire or such other casualty, that Lessor will repair such damage, at Lessor’s cost, within said one hundred and twenty (120) day period, in which case Lessee shall be entitled to a reduction or remission of rent such as shall be just and proportionate, but shall not be entitled to any other damages; provided that if Lessor fails to complete such repairs within said one hundred and twenty (120) day period, because of causes not due to the fault or design of Lessor, this lease shall not terminate and Lessee shall not be entitled to damages, but shall be entitled only to a further just and proportionate reduction or remission of rent.

Default 24. If Lessee shall fail to pay any installment of rent or shall fail to comply with any other provision of this lease, within ten (10) days after notice by Lessor or Leo Fellman & Co. to Lessee, provided that notice need not be given with regard to nonpayment of rent after such notice has been given twice during the period of this lease, or should Lessee abandon the leased premises or discontinue the use of the leased premises for the purposes for which rented or remove any property on which lessor enjoys a Lessor’s lien or should Lessee make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudicated a bankrupt in an involuntary proceeding or apply for any other relief under the laws of the United States relating to bankruptcy or State laws relating to insolvency or should a receiver or other custodian be appointed for any of Lessee’s property, then, in any of such events, Lessor shall have the right, at Lessor’s option, without putting Lessee in default and without notice of default, (1) to cancel this lease effective immediately or effective as of any date Lessor may select or (2) to proceed one or more times for past due installments of rent only, without prejudicing the right to proceed later for additional installments or to exercise any other remedy, or (3) to declare the unpaid rent for the whole unexpired term of this lease immediately due and eligible and at once demand and receive payment of the same or (4) to have recourse to any other remedy or mode of redress to which Lessor may be entitled by law. in the event Lessor exercises the right to cancel this lease, then (a) Lessor shall have the right, as soon as said cancellation is effective, to re-enter the leased premises and re-let the same for such price and on such terms as may be immediately available, without notice or court proceedings, Lessee hereby assenting thereto and expressly waiving any notice to vacate, and (b) Lessee shall be and remain liable not only for all rent payable to the date such cancellation becomes effective, but also for all damage or loss suffered by lessor for the remaining term of this lease resulting from such cancellation. Failure of Lessor to exercise the rights granted herein shall not be construed as a waiver of such rights and no indulgence by Lessor shall be construed as a waiver of any rights herein granted.

Attorney’s Fees 25. Should an attorney be engaged by Lessor to enforce payment of the rent due under this lease or to protect any of the interests of Lessor hereunder, with or without judicial proceedings. Lessee agrees to pay Lessor the reasonable fee of such attorney, which fee is hereby fixed, if the collection of money is involved, at 25% of the amount of such money, such fee in no event to be less than $100.00, and Lessee also agrees to pay all court costs and other expenses incurred by Lessor.

Purchase of Lessor on Sale 26. If Lessor sells or otherwise disposes of the leased premises and the purchaser or transferee expressly covenants, conditions on and agrees to assume all of the covenants, conditions and stipulations of this lease and to comply with and be bound thereby, Lessor shall thereupon be released from all liability thereafter arising under this lease and thereafter all liability hereunder shall rest upon such purchaser or transferee.

Notices 27. Any notice to be given under this lease by Lessor or Leo Fellman & Co. to Lessee shall be considered as duly given, whether received or not, if made in writing, addressed to Lessee and mailed by registered or certified mail to Lessee at the leased premises. Any notice to be given under this lease by Lessee to Lessor shall be considered as duly given, whether received or not, if made in writing, addressed to Lessor and mailed by registered or certified mail to Lessor at the place where rent is required to be paid under this lease as above provided. Either Lessor or Lessee may change the designated place to which written notice may be sent, by so advising the other, in writing, by registered or certified mail, at the place designated in this lease or such place as may have been subsequently designated in accordance with this paragraph.

Commission 28. Lessor agrees to pay to Leo Fellman & Co. for negotiating this lease, at Lessor’s option, either (a) a cash commission of 6% of the gross rents due under this lease up to $100,000.00 and 4% of such rents in excess of $100,000.00, such commission to be paid in full upon execution of this lease, plus a commission of like amount on any percentage rents payable under this lease (such figure of $100,000.00 to apply to the aggregate of all rents), to be paid when such percentage rents become due, or (b) a commission of 8% of the gross rents due under this lease, including any percentage rents payable hereunder, such commission to be paid if, as and when rents are actually collected, in which case such rents shall be collected by Leo Fellman& Co.; provided that if this lease is cancelled or terminated, by mutual agreement of Lessor and Lessee, without the written consent of Leo Fellman & Go. and the commission on rents payable during the unexpired term thereof has not been paid in full, Lessor shall immediately upon such cancellation or termination, pay to Leo Fellman & Co., a commission of 6% of such rents up to $100,000 and 4% of such rents in excess of $100,000.00. Lessor further agrees to pay Leo Fellman & Co. a commission of like amount and payable in like manner and under like conditions, on the gross rents, including any percentage rents’ due under any and all renewals or extensions of this lease and any and all new leases hereafter made with Lessee or any affiliate, nominee or representative of Lessee, covering the leased premises or any part thereof.

Management 29. If the property covered by this lease is to be managed by Leo Fellman& Co., a management agreement on the form of Management Agreement currently in use by Leo Fellman & Co. shall be executed. If such management agreement is executed, the provisions of the immediately preceding paragraph hereof shall not apply.

Payment of Commissions If Property Is Sold 30. Lessor agrees that if the property covered by this lease is sold or transferred during the term hereof or during the Commissions term of any renewal or extension hereof or during the term of any new lease hereafter entered into as above mentioned, If Property Lessor will either pay any and all unpaid rental commissions to which Leo Fellman & Co. is entitled as hereinabove. Is Sold provided or will have the purchaser on transferee assume the payment thereof. If the purchaser or transferee does not assume payment of all of said unpaid commissions, Lessor (a) will, upon the sale or transfer of said property, pay to Leo Fellman& Co. a commission of 6% of the rents payable during the remaining term of this lease or any renewal or extension thereof or such new lease, as the case may be, up to rents totaling $100,000.00 and 4% of such rents in excess of $100,000.00 and (b) will, upon execution of any renewal or extension of this lease subsequent to said sale or transfer, pay to Leo Fellman & Co. a commission of 6% of the rents payable under such extension or renewal up to $100,000.00 and 4% of such rents in excess of $100,000.00 and (c) will, upon execution of any new lease with Lessee or affiliate, nominee or representative of Lessee, subsequent to said sale or transfer, covering the leased premises or any part thereof, pay to Leo Fellman & Co. a commission of 6% of the rents payable under such new lease up to $100,000.00 and 4% of such rents in excess of $100,000.00 provided that as to (a), (b) and (c), the commission on any percentage rents shall be paid when such percentage rents become due.

Commission on Sale of Leased premises to Lessee, Sublessee or Assignee 31. If the property covered by this lease is at any time sold to Lessee or any sublessee or assignee of this lease, or of any affiliate, nominee or representative of any of them (including a sale pursuant to an option or agreement contained in this lease), Lessor shall pay to Leo Fellman & Co a commission of 6% of the sale price up to $100,000.00 and 4% of the premisesto sale price in excess of $100,000.00. Leo Fellman & Co. shall receive in full such commission and there shall be no Lessee, participation with regard thereto with any other real estate agent or broker. The provisions of this paragraph shall also lessee or apply to any exchange of properties made with Lessee or any sublessee or assignee of this lease, or any affiliate, Assignee nominee or representative of any of them, involving the property covered by this lease and said commission shall be based on the then value of said property.

Security Deposit 32. Lessee has deposited with Leo Fellman & Co., as agent of Lessor, the sum of $ N /A which is pledged to secure the faithful performance of all obligations of Lessee under this lease. Said deposit shall be non-interest bearing. Said deposit shall not be released until this lease has terminated and it has been determined by Leo Fellman & Co. that Lessee has complied with all of Lessee’s obligations under this lease.

33.     Failure of Lessor to require strict performance by Lessee of any of the covenants, provisions or conditions of this lease, on one or more occasions, shall not constitute a waiver by Lessor of the right thereafter to require strict compliance with said covenants, provisions and conditions.

34.     Leo Fellman & Co. shall not be obligated to record this lease.

35.     This lease shall be deemed to be a contract made under the laws of the State of Louisiana and shall be construed in accordance with and governed by the laws of the State of Louisiana and ordinances of the municipality and parish where the leased premises are situated and the rules and regulations of their duly constituted authorities.

36.     If there is a conflict between the printed portions and the typewritten portions of this lease the typewritten or handwritten portion shall prevail.

37.     All of the provisions contained herein shall be binding upon and shall inure to the benefit of Lessor and Lessee, their heirs executors, administrators, successors and assigns (as the case may be), and all of the provisions contained herein granting rights to Leo Fellman & Co. shall inure to the benefit of any may be enforced by Leo Fellman & Co., its successors or assigns.

38.     The whole agreement between the parties hereto is set forth in this instrument and they shall not be bound by any agreements, conditions, understandings or representations otherwise than are expressly stipulated and set forth herein or in any amendments hereto.

Dated 12/15/03

/s/ Todd R. Fry

Todd Fry Lessee

/s/ M Field Gomila

M. FIELD GOMILA ET AL

IN SOLIDO OBLIGATION AND GUARANTY

For value received and to induce the lessor or lessors (hereinafter referred to as “Lessor”) to enter into the foregoing lease, the undersigned hereby makes himself or itself a party to said lease and binds himself or itself in solido with the lessee or lessees under said lease (hereinafter referred to as “Lessee”) for the faithful performance and fulfillment by Lessee of all of Lessee’s agreements and obligations contained in said lease and guarantees to Lessor and Lessor’s heirs executors, administrators, successors and assigns (as the case may be), the punctual payment of all rents due unde; said lease and the performance of all other agreements and obligations of Lessee contained in said lease, the undersigned consenting to extensions of payment of rent by Lessor and other indulgences by Lessor to Lessee and amendments and modifications of said lease entered into between Lessor and Lessee and waiving any and all requirements of notice of non-payment, demand, non-performance or dishonor and all other requirements of law.

Dated

                                    , 19
                                          In Solido Obligar and Guarantor

“RIDER”

To pay punctually all City, State and Federal Taxes, or any other taxes except income and inheritance taxes, which may be levied or assessed against the property, and to deliver to Lessor all tax receipts for same.

To maintain during the term of this lease, at Lessee’s expense, insurance in solvent companies, doing business in the State of Louisiana, in the joint names of Lessor and Lessee against:

Fire and extended coverage to the full insurable replacement value of the building,

0. L. & T. liability in the among of not less than $1,000,000.00

Sprinkler insurance in the amount of as required.

Privilege is hereby granted to Lessee to sub-lease the premises in whole or in part to party or parties subject to the approval of Lessor or Lessor’s agent, which approval shall not be unreasonably withheld.

Lessee, at Lessee’s own cost and expense, is hereby granted the right or privilege to make repairs, alterations and or improvements to the herein leased premises necessary for the proper conduct of Lessee’s business, however, no structural changes are to be made without the written consent of Lessor. Said repairs, alterations and or improvements are to be done in a thoroughly workmanlike manner and in accordance with the City Building Code and the rules and regulations of the Louisiana Rating & Fire Prevention Bureau and similar bureaus that may be in existence at the time.

It is understood and agreed that Lessee is to remain responsible for any and all damages caused to the roofs of the buildings known as Nos. 740 and 746 Carondelet Street occasioned by the installation and maintenance of the air conditioning water towers.

This is an extension or renewal of a lease, covering a prior period, bearing on the same premises and it is agreed and understood by the parties hereto that any default or violation by Lessee in any obligation or condition of the lease, covering the prior period, shall constitute a default or violation under the within lease. And, further it is agreed and understood that any default, violation, condition or, circumstance that would terminate or annul the lease, covering such prior period, bearing on the same premises would likewise terminate or annul this lease.

Attached to and forming part of lease made by and between M. Feild Gomila et al, and E. S. Upton Printing Co.

Dated: Bourque Printing DBA Upton Printing

By:	/s/ Todd R. Fry, VP and CFO

Todd R. Fry, VP and CFO

By:	/s/ M. Field Gomila

M. Field Gomila, President
Leo Fellman & Co. Agents for M. Field Gomila et al

RIDER ADDENDUM NO. 2 TO
COMMERCIAL GROSS LEASE BY AND BETWEEN
M. Field GOMILA, ET AL (LESSOR) AND BOURQUE PRINTING D/B/A
UPTON PRINTING (LESSEE)

This updates and supercedes Rider Addendum No.1.

     Lessor agrees to install an entirely new roof on 740 and 746 Carondelet Street (the “Work”) within six (6) months of the effective date of the Lease. The specifications for the Work and the general contractor selected to perform the Work shall be subject to the approval of the Lessee, which shall not be unreasonably withheld or delayed. Prior to commencement of the Work, Lessor shall deliver to Lessee photocopies of the executed contract for the performance of the Work, showing the full contract price and all specifications for the Work.

     On the effective date of the Lease, Lessee shall advance, as a Loan to Lessor, an amount equal to the estimated cost of the Work, to-wit, the sum of $75,000.00 (the “Loan”), on the date of execution of the Lease. Lessor’s repayment of the Loan shall be effected by allowance of a credit to Lessee in partial satisfaction of its obligation for payment of the monthly rentals coming due under the Lease, of an amount equal to the monthly installment necessary to amortize the amount of the Loan over the term of the Lease in equal, monthly installments of principal and interest at an interest rate of five (5%)percent per annum.

     If the Work is not completed within six (6) months of the effective date of Lease, Lessee may, at its option, demand payment of the entire outstanding of the Loan within thirty(30)days following notice to the Lessor of its election to demand such payment. If payment of the entire outstanding balance of the Loan is not made within the time permitted, Lessee may offset all succeeding installments of rent coming due until the full amount due, together, with interest accruing during the period of such payment, is satisfied in full.

     If, at any time during the term of the Lease, the Lessee shall terminate the Lease, the Lessee shall terminate the Lease on account of a default by Lessor in the performance of his obligations thereunder, the entire amount of the Loan then outstanding shall be due and payable upon demand. If ant any time during the term of the Lease, Lessor shall terminate the Lease on account of a default by Lessee, Lessee shall have no further right to receive or collect from Lessor any amount then outstanding on the Loan. Any such amount of the Loan deemed forgiven by virtue of these provisions shall not offset or reduce any other amount to which Lessor may be entitled under the Lease, by virtue of Lessee’s default.

     Upon completion of the Work, Lessor shall deliver to Lessee a sworn statement setting forth the full and complete cost of performance of the Work. To the extent that the actual cost of the Work is less than $75,000, Lessee shall be entitled to recover the excess of $75,000.00 over the actual cost of the Work by offset against the next accruing payment of monthly rent under the Lease.

Dated:	Bourque Printing DBA Upton Printing

By: /s/ Todd R. Fry

Todd R. Fry, VP and CFO

By: /s/ M. Field Gomila, President

M. Field Gomila, President
Leo Fellman & Co, Agents for
M. Field Gomila Et AL